springbig Announces Closing of $4.0 Million Public Offering

Boca Raton, Fla. – June 1, 2023 -- SpringBig Holdings, Inc. (“springbig” or the “Company”) (NASDAQ: SBIG), a leading provider of SaaS-based marketing solutions, consumer mobile app experiences, and omnichannel loyalty programs to the cannabis industry, today announced the closing of its $4.0 million public equity offering.

The equity offering, for which Roth Capital Partners acted as sole placement agent, raised gross cash proceeds, before deducting placement agent’s fees and other offering expenses, of approximately $3.0 million. In addition, approximately $1.0 million of the Company’s existing Senior Secured Convertible Note (the “Note”) was cancelled in exchange for shares in the offering at the offering price.

“I am delighted that our secondary offering was fully subscribed and that we were able to complete the transaction as a straight-forward equity offering without the inclusion of warrants or other financial incentives that could potentially have been a future overhang on our stock price” said Jeffrey Harris, CEO and Chairman of springbig. “We now have a stronger balance sheet and adequate capital to fund our growth initiatives in the future and to beyond the point of generating positive operating cash flow.”

Springbig continues to make significant progress along its path to profitability. The Company expects results for the second quarter of 2023 to be in line with previously issued guidance, calling for revenue in the range $7.3 million to $7.6 million, representing 15% year-on-year growth at the mid-point, and an Adjusted EBITDA* loss in the range $(0.9) million to $(1.2) million, representing further improvement compared with the $(1.3) million Adjusted EBITDA* loss reported in Q1.

Paul Sykes, springbig’s CFO, added “We have continued to closely examine our operating expenses in our pursuit of reaching profitability as expediently as possible and have initiated additional cost saving measures during the second quarter, including the elimination of several employee positions. As we enter the third quarter of the fiscal year, we expect our annualized operating expenses to be approximately $25 million, or approximately $6.25 million per quarter, representing a nearly 30% reduction compared with our run-rate during the second half of 2022, and based on current expectations enabling the Company to generate positive Adjusted EBITDA for the third quarter of 2023. Reflecting our revenue growth trajectory, coupled with high gross margins, which reached 81% in the first quarter of 2023, and increasing operating leverage, we expect Adjusted EBITDA margins to expand with each quarter.”

Following completion of the public offering, and payment of $750,000 to further reduce the outstanding principal, the amount remaining outstanding on the Company’s Senior Secured Convertible Note has now reduced to $6.0 million, with $0.5 million repayable during the remainder of the current year, and the balance repayable in approximately equal payments over a fifteen-month period extending to March 2025.

Following the closing of the public offering, the Company has approximately 40.0 million shares issued. The Company’s largest shareholder is Jeffrey Harris, who has a beneficial ownership interest of approximately 15%. The Company has 16.0 million warrants outstanding, dating from its merger, at an exercise price of $11.50 and approximately 0.6 million warrants, held by the Senior Secured Convertible Note holder, at an exercise price of $1.00. The Company also has a Committed Equity Line of Credit with

Cantor Fitzgerald, but following the public offering does not have any plans to utilize this in the near future.

About springbig

springbig is a market-leading software platform providing customer loyalty and marketing automation solutions to cannabis retailers and brands in the U.S. and Canada. springbig’s platform connects consumers with retailers and brands, primarily through SMS marketing, as well as emails, customer feedback system, and loyalty programs, to support retailers’ and brands’ customer engagement and retention. springbig offers marketing automation solutions that provide for consistency of customer communication, thereby driving customer retention and retail foot traffic. Additionally, springbig’s reporting and analytics offerings deliver valuable insights that clients utilize to better understand their customer base, purchasing habits and trends. For more information, visit https://springbig.com/.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 28, 2023. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of springbig), and other assumptions, which may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, we have disclosed Adjusted EBITDA, which is a non-GAAP financial measure that we calculate as net income before interest, taxes, depreciation and amortization and further adjustments to exclude unusual and/or infrequent costs. Adjusted EBITDA is a non-GAAP financial measure provided in this press release on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measure to the most directly comparable financial measure calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

We present Adjusted EBITDA because this metric is a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management. Management also believes that this measure provides improved comparability between fiscal periods.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
a.Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
b.Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and
c.Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results. Also, this non-GAAP financial measure, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Investor Relations Contact
Ryan Flanagan
ICR Strategic Communications & Advisory
ir@springbig.com